Exhibit 99.1

234 Ninth Avenue North Seattle, WA 98109	T 206-624-3357 F 206-624-6857 www.jonessoda.com

NEWS RELEASE

JONES SODA CO. ENTERS INTO DEFINITIVE AGREEMENTS FOR $30 MILLION

PRIVATE PLACEMENT FINANCING

June 2, 2006	Trading Symbol:	NASDAQ:	JSDA
		TSX-V:	JSDA

Seattle, Washington – Jones Soda Co. (the “Company” or “Jones”), today announced that it has entered into definitive agreements with institutional investors for the private placement of 3,157,895 shares of its common stock, at per share price of $9.50. Gross proceeds to the Company from the sale of the shares of common stock will be approximately $30.0 million. The Company expects to close the transaction on or prior to June 16, 2006, subject to customary closing conditions. Net proceeds will be used for working capital and general corporate purposes. Piper Jaffray & Co. acted as the sole placement agent for the private placement. Think Equity Partners acted as the financial advisor.

“We are pleased with the successful and quick execution of this equity financing” said Peter van Stolk, CEO and President of Jones Soda. “This financing will provide us with additional funding to accelerate our key corporate initiatives in North America and abroad.”

The shares of common stock being sold have not been registered under the Securities Act of 1933, or any state securities laws, and will be sold in a private transaction under Regulation D. Unless the shares are registered, they may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. The company is obligated to register the shares being sold for resale on a registration statement to be filed within 30 days of the closing of the transaction.

About Jones Soda Co.

Headquartered in Seattle, Washington, Jones Soda Co. manufactures its Jones Soda, Jones Energy, Jones Organics, Jones Naturals and Whoopass brands and sells through its distribution network in select markets across North America. A leader in the premium soda category, Jones is known for its innovative labeling technique that incorporates always-changing photos sent in from its consumers. Jones Soda is sold through traditional beverage retailers and everywhere you’d never expect to find a soda.

This press release contains forward-looking statements and projections concerning the Company’s plans, strategies, expectations, predictions and financial projections concerning the Company’s future activities and results of operations and other future events or conditions, and are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Words such as

“expect,” “believe,” “anticipate,” “may,” “will,” “plan,” “intend,” “estimate,” “could,” and other similar expressions are intended to identify these forward-looking statements. In particular, statements in this release regarding expected closing of the placement, potential growth opportunities, working capital and cash flow management, operational and expense controls, future profitability and results of operations are forward looking. Statements in this press release, and elsewhere, that look forward in time or include anything other than historical information involve risks and uncertainties that may affect the Company’s actual results of operations. These statements by the Company are subject to certain risks, including, among others, future demand for its products, competition from other businesses providing similar products, the ability to maintain profitability and control expenses and the Company’s ability to successfully execute its business strategy. These and other risks and uncertainties are discussed in more detail in the Company’s periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are available at the SEC website at www.sec.gov.

For further information, contact:

Peter van Stolk, Jones Soda Co.	Chad Jacobs, Integrated Corporate Relations.
(206) 624-3357 or pvs@jonessoda.com	(203) 682-8200 or cjacobs@icr-online.com

***

The Toronto Venture Exchange has not reviewed and does not accept responsibility for the adequacy of the content of the information herein.